UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) October 6, 2004

                          POLO RALPH LAUREN CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

             001-13057                                   13-2622036
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        (Commission File Number)               (IRS Employer Identification No.)


   650 MADISON AVENUE, NEW YORK, NEW YORK                    10022
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  (Address of Principal Executive Offices)                  (Zip Code)

                                 (212) 318-7000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant ) is hereby incorporated by reference into this Item 1.01.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On October 6, 2004, Polo Ralph Lauren Corporation (the "COMPANY"), in substance, expanded and extended its existing bank credit facility by entering into a new Credit Agreement, attached as Exhibit 99.1 to this report, dated as of that date, with JPMorgan Chase Bank, as Administrative Agent, The Bank of New York, Fleet National Bank, SunTrust Bank and Wachovia Bank National Association, as Syndication Agents, J.P. Morgan Securities Inc., as sole Bookrunner and Sole Lead Arranger, and a syndicate of lending banks that included each of the lending banks under the prior credit agreement (the "NEW CREDIT FACILITY").

         The prior credit facility provided for a $300.0 million revolving line of credit, subject to increase to $375.0 million, and was scheduled to mature on November 18, 2005. The New Credit Facility, which is otherwise substantially on the same terms as the prior credit facility, provides for a $450.0 million revolving line of credit, subject to increase to $525.0 million, which is available for direct borrowings and the issuance of letters of credit. It will mature on October 6, 2009. As of the date hereof, the Company has no direct borrowings outstanding under the New Credit Facility. Direct borrowings under the New Credit Facility bear interest, at the Company's option, at a rate equal to (i) the higher of (x) the weighted average overnight Federal funds rate, as published by the Federal Reserve Bank of New York, plus one-half of one percent, and (y) the prime commercial lending rate of JPMorgan Chase Bank in effect from time to time, or (ii) the LIBO Rate (as defined in the New Credit Facility) in effect from time to time, as adjusted for the Federal Reserve Board's Eurocurrency Liabilities maximum reserve percentages, and a margin based on our then current credit ratings.

         The New Credit Facility requires the Company to maintain certain covenants:

         o a maximum ratio of consolidated EBITDAR to Consolidated Interest Expense (as such terms are described in the New Credit Facility); and

         o a maximum ratio of Adjusted Debt to EBITDAR (as such terms are defined in the New Credit Facility).

         The credit facility also contains covenants that, subject to specified exceptions, restrict the Company's ability to:

         o      incur additional debt;

         o      incur liens and contingent liabilities;

         o      sell or dispose of assets, including equity interests;

         o      merge with or acquire other companies, liquidate or dissolve;

         o      engage in businesses that are not a related line of business;

         o      make loans, advances or guarantees;

         o      engage in transactions with affiliates; and

         o      make investments.

         Upon the occurrence of an event of default under the New Credit Facility, the lenders may cease making loans, terminate the New Credit Facility, and declare all amounts outstanding to be immediately

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due and payable. The New Credit Facility specifies a number of events of default
(many of which are subject to applicable grace or cure periods), including, among others, the failure to make timely principal and interest payments or to satisfy the covenants, including the financial covenants described above. Additionally, the New Credit Facility provides that an event of default will occur if Mr. Ralph Lauren and related entities fail to maintain a specified minimum percentage of the voting power of our common stock.


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired.

              Not applicable

(b)           Pro forma financial information.

              Not applicable

(c)           Exhibits.

              EXHIBIT NO.         DESCRIPTION
              -----------         -----------

                  99.1 Credit Agreement, dated as of October 6, 2004, by and among the Company, JPMorgan Chase Bank, as Administrative Agent, The Bank of New York, Fleet National Bank, SunTrust Bank and Wachovia Bank National Association, as Syndication Agents, J.P. Morgan Securities Inc., as sole Bookrunner and Sole Lead Arranger, and a syndicate of lending banks.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   POLO RALPH LAUREN CORPORATION



Date:  October 8, 2004             By:   /s/ Gerald M. Chaney
                                        ----------------------------------------
                                        Name:   Gerald M. Chaney
                                        Title:  Senior Vice President of Finance
                                                and Chief Financial Officer



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EXHIBIT INDEX
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99.1       Credit Agreement, dated as of October 6, 2004, by and among the
           Company, JPMorgan Chase Bank, as Administrative Agent, The Bank of New York, Fleet National Bank, SunTrust Bank and Wachovia Bank National Association, as Syndication Agents, J.P. Morgan Securities Inc., as sole Bookrunner and Sole Lead Arranger, and a syndicate of lending banks.